SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2004

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1801 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 466-1000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 4, 2004, Powerwave Technologies, Inc. (the “Company”) entered into a Purchase Agreement with Deutsche Bank Securities Inc. (the “Initial Purchaser”), to sell $150 million aggregate principal amount of its 1.875% Convertible Subordinated Notes due 2024 (the “Notes”) in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are expected to be resold by the Initial Purchaser to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The sale of the Notes to the Initial Purchaser was consummated on November 10, 2004. Pursuant to the terms of the Purchase Agreement, the Initial Purchaser has an option to acquire an additional $50,000,000 aggregate principal amount of Notes on or before December 10, 2004.

The aggregate net proceeds received by the Company from the sale of the Notes were $105,500,000, after deducting the discount to the Initial Purchaser and the repurchase of $40 million of the Company’s Common Stock. The indebtedness under the Notes is subordinated to all of the Company’s existing and future senior indebtedness, as defined in the Indenture described below.

The Notes were issued pursuant to an Indenture, dated November 10, 2004, by and between the Company and Deutsche Bank Trust Company Americas, as trustee. The Notes bear interest at a rate of 1.875%, which is payable in cash semi-annually in arrears on June 15th and December 15th of each year, commencing on June 15, 2005, to the holders of record on May 31st and November 30th immediately preceding the related interest payment dates.

The Notes may be declared immediately due and payable at the election of the trustee or holders of 25% of aggregate principal amount of outstanding Notes upon the occurrence of an event of default under the Indenture. An event of default generally means that the Company (1) fails to pay interest under the Notes when due and such failure continues for a period of 30 days, (2) fails to pay any principal or redemption payment when due, (3) fails to pay when due any other indebtedness in excess of $25 million, (4) fails to provide notice of a change in control transaction to the holders of the Notes and such failure continues for a period of 30 days, (5) fails to comply with the terms of the Notes or the Indenture and such failure continues for a period of 60 days following the Company’s receipt of written notice of such failure, (6) is subject to any decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law and such decree or order remains unstayed and in effect for a period of 60 consecutive days or (7) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law.

The Notes are convertible into shares of the Company’s Common Stock at a conversion price of $11.09 per share, or approximately 90.1713 shares for each $1,000 principal amount of Notes, subject to certain adjustments set forth in the Indenture. Upon conversion of the Notes, the Company will have the right to deliver, in lieu of Common Stock, cash or a combination of cash and shares of its Common Stock.

The Notes mature on November 15, 2024. However, the Company may redeem some or all of the Notes on or after November 21, 2009 until November 20, 2010, and on or after November 21, 2010 until November 20, 2011, for cash at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest up to but not including the date of redemption, in the event that the closing sale price of the Company’s Common Stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar month preceding the calendar month in which the notice of redemption is properly mailed to holders of the Notes is more than 160% and 130%, respectively, of the then applicable conversion price on that 30th trading day. On or after November 21, 2011, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest up to but not including the date of redemption.

On November 15, 2011, 2014 and 2019, holders of the Notes may require the Company to repurchase all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, up to but not including the date of repurchase.

Upon a “change in control” as defined in the Indenture, holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes for a period of time after the change in control. The repurchase price will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, up to but not including the date of redemption, payable in cash. Under certain circumstances, the conversion price of the Notes will be adjusted in connection with a change in control.

This announcement is not an offer to sell either the Notes or the Common Stock issuable upon conversion of the Notes. Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Registration Rights Agreement entered into between the Company and the Initial Purchaser provides that the Company will prepare and file with the Securities and Exchange Commission, within 120 days after the closing of the sale of the Notes, a registration statement under the Securities Act for the purpose of registering for resale, the Notes and all of the shares of the Company’s Common Stock issuable upon conversion of the Notes.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Indenture and Registration Rights Agreement entered into in connection with the private placement, which are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively. A copy of the press release announcing the closing of the sale of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 3.02 – Unregistered Sale of Equity Securities.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

1.1	Purchase Agreement, dated November 4, 2004, by and between Powerwave Technologies, Inc. and Deutsche Bank Securities Inc.

4.1	Indenture, dated November 10, 2004, by and between Powerwave Technologies, Inc. and Deutsche Bank Trust Company Americas.

4.2	Registration Rights Agreement, dated November 10, 2004, by and between the Company and Deutsche Bank Securities Inc.

99.1	Press release issued by Powerwave Technologies, Inc., dated November 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date: November 10, 2004	By:	/s/ KEVIN T. MICHAELS
Kevin T. Michaels
Senior Vice President, Finance,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated November 4, 2004, by and between Powerwave Technologies, Inc. and Deutsche Bank Securities Inc.

4.1	Indenture, dated November 10, 2004, by and between Powerwave Technologies, Inc. and Deutsche Bank Trust Company Americas.

4.2	Registration Rights Agreement, dated November 10, 2004, by and between the Company and Deutsche Bank Securities Inc.

99.1	Press release issued by Powerwave Technologies, Inc., dated November 10, 2004.